Ex. 10.21
SUBLEASE AGREEMENT

    THIS SUBLEASE AGREEMENT (the “Sublease”) is made as of the 14th day of April, 2023, by and between Agios Pharmaceuticals, Inc., a Delaware corporation (“Sublandlord”) and Watershed Informatics, Inc., a Delaware corporation (“Subtenant”).

RECITALS:

    WHEREAS, BRE-BMR 64 SIDNEY LLC, a Delaware limited liability company (“Landlord”), successor in interest to Up 64 Sidney Street, LLC, a Delaware limited liability company, as landlord, and Sublandlord, as tenant, are parties to the Lease dated November 17, 2017 (the “Original Lease”), as amended by the First Amendment of Lease dated April 11, 2018 (the “First Amendment”), as further amended by the Second Amendment to Lease dated as of December 14, 2018 (the “Second Amendment”), and as further amended by the Third Amendment to Lease dated as of April 11, 2019 (the “Third Amendment”, and collectively with the Original Lease, the First Amendment and the Second Amendment, the “Prime Lease”), pursuant to which Landlord leased to Sublandlord certain premises including approximately 7,407 rentable square feet of office space (the “Subleased Premises”) on the first (1st) floor of the building more commonly known as 64 Sidney Street, Cambridge, Massachusetts (the “Building”), and as further described on Exhibit A attached hereto. A redacted copy of the Prime Lease is attached hereto as Exhibit E and is incorporated herein by reference; and

    WHEREAS, Sublandlord desires to sublease to Subtenant and Subtenant desires to sublease from Sublandlord the Subleased Premises in accordance with the provisions of this Sublease.

    NOW THEREFORE, in consideration of the premises, the rents, and the mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:

1.Sublease of Subleased Premises. Sublandlord does hereby sublease to Subtenant, and Subtenant does hereby sublease from Sublandlord, for the Term (as hereinafter defined) and upon the conditions hereafter provided, the Subleased Premises. The Subleased Premises being sublet to Subtenant by Sublandlord under this Sublease are part of the premises being leased by Sublandlord from Landlord under the Prime Lease.

2.Term.

a.    The Term of this Sublease shall commence on the later of, (i) the date of full execution of this Sublease and receipt of Landlord’s written consent to this Sublease as provided in Section 27 herein, and (ii) Sublandlord’s delivery to Subtenant of exclusive possession of the Subleased Premises in the condition required herein (such later date, the “Commencement Date”), and shall expire, absolutely and without the need for notice from either party to the other, on that date which is two (2) years after the Commencement Date, unless the Commencement Date does not occur on the 1st calendar day of a calendar month, in which case the Term shall end on the date which is two (2) years following the last day of the calendar month in which the Commencement Date occurs (the “Term”), unless otherwise terminated as hereinafter provided. Subtenant shall have early access to the Subleased Premises commencing on the date that is thirty (30) days prior to the Target Date, free of charge, for the purpose of setting up and installing its furniture, fixtures and equipment in the Subleased Premises.

b.    The parties have targeted May 1, 2023 (the “Target Date”) as the anticipated Commencement Date. In the event the Commencement Date has not occurred by the date (the “Outside Date”) that is thirty (30) days after the Target Date, then at any time thereafter so long as the Commencement Date has not occurred, Subtenant and Sublandlord shall each have the right to terminate this Sublease by written notice, in which event this

Sublease shall thereupon terminate and Sublandlord shall refund to Subtenant any rent paid in advance hereunder together with Subtenant’s security deposit, unless Landlord’s consent shall have been obtained within ten (10) days after receipt of notice of termination, in which case this Sublease shall not terminate.

3.Rent.

        a.    Beginning on the Commencement Date (the “Rent Commencement Date”), Subtenant shall pay to Sublandlord, in lawful money of the United States, base annual rent (the “Base Rent”) during the first year of the Term in the amount of Six Hundred Seven Thousand Three Hundred Seventy Four and 00/100 Dollars ($607,374.00), payable in equal monthly installments of Fifty Thousand Six Hundred Fourteen and 50/100 ($50,614.50) which are payable on or before the first (1st) day of each calendar month during the Term, without notice or demand and without abatement, set-off or deduction (except that Subtenant shall pay the first monthly installment on the execution hereof), which Base Rent shall be adjusted on each anniversary of the Commencement Date (unless the Commencement Date is other than the first day of a month, in which event the Base Rent shall be adjusted on the anniversary of the first day of the calendar month following the Commencement Date) as follows:

    Period        Base Annual Rent         Base Monthly Rent

    Year 1            $ 607,374.00            $ 50,614.50
    Year 2            $ 625,595.22            $ 52,132.94

b.    Subtenant shall also pay any and all charges, fees or expenses payable under the Prime Lease that are attributable or arises out of the Subtenant’s use or occupancy of the Subleased Premises as follows: (i) Subtenant’s Proportionate Share (as hereinafter defined) of the increase in Real Estate Taxes (as such term is defined in Section 3.2(d) of the Prime Lease) incurred with respect to the current year over and above the amount of Real Estate Taxes incurred with respect to the Base Year (as hereinafter defined); (ii) Subtenant’s Proportionate Share of the increase in Operating Expenses (as such term is defined in Section 3.3(b) of the Prime Lease) incurred with respect to the current year over and above the amount of Operating Expenses incurred with respect to the Base Year; (iii) any additional rent payable on account of Subtenant’s use of excess heating, ventilation and air conditioning and electricity, but in no event shall Subtenant use more electricity in the Subleased Premises than that which the feeders, risers, panels and other electricity supply equipment serving the Subleased Premises are capable of safely supplying; (iv) amounts payable to Landlord or Sublandlord for separately sub-metered utilities and services pursuant to Section 3.4 of the Prime Lease; and (v) any additional rent payable on account of any services provided by Landlord or Sublandlord to Subtenant or otherwise attributable to or arising out of the use or occupancy of the Subleased Premises (collectively, “Additional Rent”). Subtenant agrees to pay the Additional Rent within thirty (30) days of invoice therefor. “Subtenant’s Proportionate Share” shall mean forty-seven and 29/100 (47.29%) percent of the Operating Expenses and Real Estate Taxes related to the 1st floor portion of Sublandlord’s Premises, which is calculated by dividing the square footage of the Subleased Premises (7,407 sq. ft.) by the square footage of the 1st floor portion of Sublandlord’s Premises (15,663 sq. ft.) “Base Year” shall mean calendar year 2023 with respect to Operating Expenses, and fiscal year 2024 with respect to Real Estate Taxes.

c.    Sublandlord shall provide to Subtenant copies of any Operating Expenses budget for the Building, Premises and Subleased Premises that Sublandlord receives from Landlord within thirty (30) days of receipt. Payments by the Subtenant for Subtenant’s Proportionate Share of the Operating Expenses and Real Estate Taxes for the Subleased Premises shall be made in monthly installments of one-twelfth (1/12th) of Subtenant’s Proportionate Share of the Operating Expenses and Real Estate Taxes as further described in Article 3 of the Prime Lease. The amount so to be paid to the Sublandlord shall be an amount from time to time reasonably estimated by the Sublandlord to be sufficient to aggregate a sum equal to the Subtenant’s Proportionate Share of the Operating Expenses and Real Estate Taxes for the Subleased Premises for each calendar year. Following the end of each calendar year, as soon as practically possible after receipt of a statement from Landlord in accordance with Article 3 of the Prime Lease, Sublandlord shall provide a statement to Subtenant for the previous calendar year. If at the time such statement is rendered it is determined with respect to the previous calendar year, that the Subtenant has paid (i) less than the Subtenant’s Proportionate Share of the Operating Expenses and Real Estate Taxes, or (ii) more than the Subtenant’s Proportionate Share of the Operating Expenses and Real Estate Taxes, then, in the case of (i), the Subtenant shall pay to the Landlord, as Additional Rent, within thirty (30) days of such statement the amounts of such underpayment or, in the case of (ii), the Sublandlord shall credit the amount of such overpayment against the monthly installments of the Subtenant’s Proportionate Share of the Operating Expenses and Real Estate Taxes next thereafter coming due (or refund such overpayment within thirty (30) days if the Term has expired and the Subtenant has no further obligation to the Sublandlord).

d.    During the Term, the Subtenant shall pay directly to the provider charges for all separately metered utilities serving the Subleased Premises (if any), and shall pay to Sublandlord as Additional Rent Subtenant’s Proportionate Share of water, sewer and other services and utilities.

e.    Notwithstanding anything to the contrary above, Subtenant shall reimburse Sublandlord for Subtenant’s Proportionate Share of any janitorial costs related to the Subleased Premises.

4.Extension Option. On the conditions (which conditions Sublandlord may waive in its sole discretion by notice to Tenant) that, both at the time Subtenant exercises an Extension Option (as defined below) or at any time thereafter until the commencement of the corresponding Extension Term (as defined below), (i) there exists no event of default (beyond applicable notice and cure periods) hereunder, both (1) as of the date of the Extension Notice (hereinafter defined), and (2) at the commencement of the applicable Extension Term (hereinafter defined), and (ii) this Sublease is still in full force and effect and Subtenant is in actual occupancy of the entire Subleased Premises and has not assigned its interest in this Sublease nor sublet more than thirty percent (30%) of the Subleased Premises to anyone other than an affiliated entity and/or a successor of Subtenant, Subtenant may extend the term of the Sublease for one (1) initial extension term of one (1) year (the “Initial Extension Option”), followed by one (1) additional extension term through the expiration of the Prime Lease, which date is February 28, 2028 (the “Second Extension Option”, and collectively with the Initial Extension Option, the “Extension Option”), by delivering written notice of its exercise of the Extension Option no later than nine (9) months prior to the expiration of the applicable Term (the “Extension Notice”). The initial extension term along with the second extension term shall be collectively referred to herein as the “Extension Term”. The Base Rent for each year of such Extension Term shall continue to increase by three (3%) annually (on each anniversary of the Commencement Date) through the Extension Term.

5.Condition of Subleased Premises. Sublandlord shall deliver the Subleased Premises to Subtenant in its “as is, where is” broom-clean condition and “with all faults” provided that the Subleased Premises shall be demised and with all required base building systems, including, but not limited to, HVAC, electrical, life safety and plumbing systems in good working condition. Sublandlord shall be responsible for maintaining all base building systems, including, but not limited to, HVAC, electrical, life safety and plumbing systems. Subtenant’s taking possession of the Subleased Premises shall be conclusive evidence as against Subtenant that the Subleased Premises were in good order and satisfactory condition when Subtenant took possession. No promise of Sublandlord to alter, remodel or improve the Subleased Premises and no representation respecting the condition of the Subleased Premises or the Building have been made to Subtenant. Additionally, throughout the Term, Subtenant shall have the right to use, free of charge, the existing office furniture and IT and audiovisual equipment, as well as monitors and wiring and cabling in the Subleased Premises; such existing furniture is listed herein in Exhibit B. Subtenant shall have no obligations for the removal of the existing furniture and equipment at the end of the Term. Subtenant shall have the right to remove furniture and IT and audiovisual equipment during the Term but shall be obligated to replace such furniture and IT and audiovisual equipment that has been removed at the end of the Term.

6.Use. Subtenant will use and occupy the Subleased Premises solely for general business and administrative offices and customary accessory uses supporting the foregoing. Subtenant has inspected the Subleased Premises and will accept the Subleased Premises in its condition existing on the date Subtenant takes occupancy of the Subleased Premises.

7.Security Deposit. Simultaneously with the execution of this Sublease by Subtenant, Subtenant shall deliver to Sublandlord, and that Sublandlord shall hold the same throughout the Term of this Sublease as security for the performance by Subtenant of all obligations on the part of Subtenant hereunder, a security deposit in the amount of $101,229.00. Sublandlord shall have the right from time to time, without prejudice to any other remedy Sublandlord may have on account thereof, to apply such deposit, or any part thereof, to Sublandlord damages arising from, or to cure, any default by Subtenant. If Sublandlord shall so apply any or all of such deposit, Subtenant shall immediately upon demand deposit with Sublandlord the amount so applied to be held as security hereunder. Sublandlord shall return the deposit, or so much thereof as shall not have theretofore been applied in accordance with the terms of this Section 7, to Subtenant on the expiration or earlier termination of the Term of this Sublease and surrender of possession of the Subleased Premises by Subtenant to Sublandlord at such time, provided that there is then existing no default of Subtenant (nor any circumstance which, with the passage of time or the giving of notice, or both, would constitute a default of Subtenant). While Sublandlord holds such deposit, Sublandlord shall have no obligation to pay interest on the same and shall have the right to commingle the same with Sublandlord’s other funds.

8.Default Under and/or Termination of the Prime Lease.

a.    If for any reason the term of the Prime Lease is terminated prior to the anticipated expiration date of this Sublease, this Sublease shall thereupon terminate without further notice and without further obligation or liability on the part of the parties; provided, however, that if the Prime Lease terminates as a result of a default or breach by Sublandlord or Subtenant under this Sublease and/or the Prime Lease, then the defaulting party shall be liable to the non-defaulting party for the actual and direct damage (specifically excluding consequential, punitive and other similar damages) suffered as a result of such termination or forfeiture, except that Sublandlord shall not be so liable to Subtenant for a default or breach by Sublandlord under the Prime Lease resulting from any act or omission of Subtenant, and Sublandlord shall return to Subtenant the security deposit as well as rent paid in advance by Subtenant, if any, prorated as of the date of the termination of the Prime Lease.

        b.    From and after the date of any default by Sublandlord resulting in a termination, reentry or dispossession under the Prime Lease, until the date that this Sublease is terminated in accordance with this Section 8, Subtenant shall pay all Base Rent, Additional Rent and any other sums due by Subtenant under the Sublease directly to Landlord and Subtenant shall continue to perform all of its obligations hereunder.

9.Notice of Default. Sublandlord hereby agrees to provide to Subtenant, within five (5) business days after receipt thereof, a copy of any notice of default under the Prime Lease which Sublandlord receives from Landlord. Subtenant shall have the option, but not the obligation, of curing any monetary default which is not being contested by Sublandlord by forwarding to Sublandlord sufficient funds to cure such default. Sublandlord hereby agrees to immediately remit such sums to Landlord.

10.Subordination to and Incorporation of Terms of Prime Lease.

        a.    This Sublease is in all respects subject and subordinate to any mortgage, deed, deed of trust, ground lease or other instrument now or hereafter encumbering the Building or the land on which it is located, to the terms and conditions of the Prime Lease and to the matters to which the Prime Lease, including any amendments thereto, is or shall be subordinate. The terms, provisions, covenants, stipulations, conditions, rights, obligations, remedies and agreements of the Prime Lease are incorporated into this Sublease by reference and made a part hereof as if herein set forth at length, and shall, as between Sublandlord and Subtenant (as if they were the landlord and the tenant, respectively, under the Prime Lease and as if the Subleased Premises were the Premises demised under the Prime Lease), constitute the terms of this Sublease, except to the extent that they do not relate to the Subleased Premises or are inapplicable to, or modified or eliminated by, the terms of this Sublease. Sublandlord and Subtenant each agree to observe and be bound by each and every covenant, condition and provision of the Prime Lease insofar as any such covenant, condition or provision affects the Subleased Premises or Subtenant’s use thereof. Notwithstanding the foregoing, or anything else to the contrary herein, the following provisions of the Prime Lease shall not be incorporated herein by reference and are expressly excluded from the terms of this Sublease: Sections 2.3, 2.4, 2.5, 2.6, 2.7, 4.5, 12.8, 12.10, 12.13, 12.14 and 12.15 and Exhibits A and I of the Original Lease, the First Amendment, the Second Amendment and the Third Amendment; provided, however, that notwithstanding such non-incorporation, this Sublease remains subject and subordinate to all of the foregoing provisions as provided above. Subtenant acknowledges that it has reviewed and is familiar with the Prime Lease (as redacted). In confirmation of the subordination provided for in this paragraph, Subtenant shall, at Sublandlord’s reasonable request, promptly execute any reasonably requested or appropriate certificate or other document in commercially reasonable form.

        b.    To the extent that Sublandlord is entitled under the Prime Lease to any abatement of rent as a result of damage or casualty to the Subleased Premises, then Subtenant shall have the right to a corresponding abatement of rent hereunder.

        c.     Subtenant hereby assumes and agrees to perform faithfully and be bound by, with respect to the Subleased Premises, all of Sublandlord’s obligations, covenants, agreements and liabilities under the Prime Lease and all terms, conditions, provisions and restrictions contained in the Prime Lease except the following provisions of the Prime Lease:

(i)Section 2.6 – Extension Options;
(ii)Section 2.7 – Right of First Offer; and
(iii)Section 3.1 – Annual Fixed Rent.
The reference in this Sublease to any particular section or article of the Prime Lease shall not in any way be deemed or construed to derogate from the general incorporation by reference of the entire Prime Lease (except as aforesaid) into this Sublease.
        d.    Neither Sublandlord nor Subtenant shall do anything which could result in a default under the Prime Lease or permit the Prime Lease to be cancelled or terminated.

        e.    It is expressly understood and agreed that Sublandlord does not assume and shall not have any of the obligations or liabilities of Landlord under the Prime Lease and that Sublandlord is not making the representations or warranties, if any, made by Landlord in the Prime Lease. With respect to work, services, repairs and restoration or the performance of other obligations required of Landlord under the Prime Lease, Sublandlord’s sole obligation with respect thereto shall be to request the same, upon written request from Subtenant, and to use reasonable efforts to obtain the same from Landlord, which efforts shall not require initiating any litigation. Sublandlord shall not be liable in damages, nor shall rent abate hereunder, for or on account of any failure by Landlord to perform the obligations and duties imposed on it under the Prime Lease.

        f.    Whenever Subtenant desires to do any act or thing that requires the consent or approval of the Landlord pursuant to the Prime Lease, (i) Subtenant shall not do such act or thing without first having obtained the consent or approval of both Landlord and Sublandlord (and Sublandlord’s right to withhold consent or approval shall be independent of Landlord’s right), which consent of Sublandlord shall not be unreasonably withheld, conditioned or delayed, and (ii) in no event shall Sublandlord be required to give its consent or approval prior to Landlord doing so, unless required by Landlord.

11.Signage. Sublandlord, at its sole cost and expense, shall request that Landlord provide to Subtenant Building standard signage on all tenant directories at the Building as well as at the entrance to the Subleased Premises. All signage to be installed at the Subleased Premises shall be subject to the approval of Landlord and subject to the terms of the Prime Lease. Subtenant shall not have any right to exterior Building signage.

12.Building Rules and Regulations. Subtenant shall comply with all rules and regulations of the Building.

13.Alterations. Notwithstanding anything to the contrary contained in the Prime Lease, Subtenant shall not make any improvements, alterations or changes to the Subleased Premises whatsoever, including without limitation, structural or non-structural changes, without the prior written consent of Sublandlord (which consent of Sublandlord shall not be unreasonably withheld, conditioned or delayed) and Landlord and in accordance with the terms of the Prime Lease. Subtenant will not suffer or permit to attach nor will it do any act or make any contract that may create the foundation of any mechanic’s or other lien for work, labor, services or materials, or otherwise, and whenever any such lien shall be filed or shall attach Subtenant will, within ten (10) days thereafter, secure a cancellation thereof by paying the same or in such other manner prescribed by law. Notwithstanding anything to the contrary herein, Subtenant shall have access to the existing tel/data closet and card reader systems located within the Subleased Premises for the purpose of installing, maintaining and/or repairing its own phone, IT, security and alarm systems at Subtenant’s sole expense, subject to written consent of Sublandlord (which consent of Sublandlord shall not be unreasonably withheld, conditioned or delayed) and Landlord and in accordance with the terms of the Prime Lease.

14.Insurance. Subtenant shall maintain insurance of the kinds and in the amounts required to be maintained by Sublandlord under the Prime Lease and in accordance with all other requirements therein. All policies of liability insurance shall name as additional insureds the Landlord and Sublandlord and their respective officers, directors or partners, as the case may be, and the respective agents and employees of each of them. Subtenant shall deliver certificates evidencing such insurance with delivery of the first month’s rent. Before taking occupancy of the Subleased Premises, Subtenant shall provide Sublandlord with proof of such insurance.

15.Assignment and Further Sublease. Provided that both on the date on which Subtenant notifies Sublandlord of its desire to enter into an assignment and on the date on which such assignment is to take effect, Subtenant is not in default (beyond applicable notice and cure periods) of any of its obligations hereunder, during the term of the Sublease, Subtenant shall have the right to sub-sublease all or portion of the Subleased Premises subject to (i) Sublandlord’s written consent, which shall not be unreasonably withheld or delayed, (ii) Landlord’s written consent, which shall be subject to and in accordance with the Prime Lease (including the right to terminate the Lease, and, accordingly the Sublease), and (iii) payment of any fee which is required in accordance with the Prime Lease. Subtenant will remain liable for all obligations under the Sublease. Assignment rights shall be pursuant the Prime Lease. Subtenant shall provide such financial and other information regarding the proposed assignee as reasonably requested by Sublandlord and/or Landlord in accordance with the Prime Lease. In the event that Sublandlord and Landlord consent to any assignment or sublease of the Subleased Premises, as a condition of such consent, Subtenant shall pay to Sublandlord fifty percent (50%) of any rent, sum or other consideration to be paid or given for such assignment or sublet (after first deducting Subtenant’s reasonable actual costs to sub sublet the Subleased Premises), either initially or over time, in excess of Base Rent and Additional Rent hereunder, as if such amount were originally called for by the terms of this Sublease as Additional Rent. Subtenant shall furnish Sublandlord with a sworn statement, certified by an officer of Subtenant, setting forth in detail the computation of any such excess rent (which computation shall be based upon generally accepted accounting principles, including an amortization of Subtenant’s actual costs in such assignment or sublease (e.g., the cost of commissions, improvement allowance and any other reasonable actual out-of-pocket transaction cost)), and Sublandlord, or its representatives, shall have access to the books, records and papers of Subtenant in relation thereto, and to make copies thereof.

16.Access. Subtenant shall be afforded access to the Subleased Premises 24 hours a day, 7 days a week, and 365 days a year, and on all dates and at all times permitted by applicable government rules and regulations, and in accordance with the terms of the Prime Lease, excluding emergency events, which may cause the Building to limit access to tenants.

17.Surrender. Upon expiration of the Term or other termination of this Sublease, Subtenant shall quit and surrender to Sublandlord the Subleased Premises and remove all of its furniture, furnishings, personal property and equipment in order to leave the Subleased Premises, broom clean and in as good order, repair and condition as they were on the date the Term of this Sublease commenced, ordinary wear and tear excepted. The obligations of Subtenant to perform this covenant shall survive the expiration or other termination of this Sublease. Notwithstanding anything in the Prime Lease or this Sublease to the contrary: (i) Subtenant shall not be responsible for the cost or performance of the removal of any alterations, additions or improvements in the Subleased Premises performed or installed by prior to the Commencement Date hereof (collectively, “Pre-Existing Improvements”). Any removal of or restoration work related to the Pre-Existing Improvements shall be performed after the expiration of the Term of this Sublease.

18.Default; Remedies.

        a.    Sublandlord reserves the right to terminate this Sublease and Subtenant’s occupancy of the Subleased Premises in the event that (i) Subtenant fails to make any Base Rent payment, Additional Rent or any other monetary amount due under this Sublease on or before the date on which the same become due and payable, if such condition continues for five (5) business days after written notice that the same are due; provided, however if Subtenant shall fail to pay any of the foregoing (after receipt by Subtenant of written notice from Sublandlord) when due two (2) times in any period of twelve (12) consecutive months, then Sublandlord shall not be required to give notice to Subtenant of any future failure to pay during the remainder of the Term and any extension thereof, and such failure shall thereafter constitute an Event of Default if not cured within five (5) business days after the same are due, or (ii) Subtenant fails to observe and perform any of its obligations under this Sublease within twenty (20) days after written notice thereof from Sublandlord, except to the extent such default cannot be cured within said twenty (20) day period, in which event Subtenant shall have such additional time as may be necessary to cure such default so long as Subtenant has commenced cure within such twenty (20) day period and is diligently and continuously pursuing the remedies necessary to cure such default within thirty (30) days after notice thereof. The acceptance of any late payments of Base Rent shall not be deemed a waiver of Sublandlord’s rights under this section. In the event it becomes necessary for Sublandlord or Subtenant to enforce its rights against the other party hereunder by legal action the non-prevailing party shall pay all of the prevailing party’s reasonable legal costs and expenses in connection therewith including reasonable legal fees.

        b.    In case of any such termination, Subtenant shall pay to and indemnify Sublandlord each month against all loss of rent and all costs, expenses, or obligations which Sublandlord may incur by reason of any such termination between the time of termination and the end of the Term, or, at such election of Sublandlord, exercised at the time of the termination or at any time thereafter, Subtenant shall pay to Sublandlord as damages, in a lump sum, the then present value of the aggregate amount of rent and other payments provided herein to be paid by Subtenant to Sublandlord through the time when the Term of this Sublease would have expired but for the default by Subtenant. It is understood and agreed that at the time of the termination or at any time thereafter that Subtenant shall be liable for any expenses incurred by Sublandlord in connection with obtaining possession of the Subleased Premises, with removing from the Subleased Premises property of Subtenant and persons claiming under Subtenant

(including warehouse charges), with putting the Subleased Premises into condition for delivery to Landlord or reletting and with any reletting, including without limitation, attorneys’ fees and brokers’ fees, and that any monies collected from any reletting shall be applied first to the foregoing expenses and then to the payment of rent and all other payments due from Subtenant to Sublandlord.

19.Indemnification. Subtenant shall indemnify and hold harmless Sublandlord from and against any and all losses, claims, damages, liabilities, actions, costs and expenses (including reasonable attorneys’ fees) incurred by Sublandlord arising out of or related to this Sublease or Subtenant’s use and occupancy of the Subleased Premises, provided that the foregoing indemnity shall not include any cost or damage arising from any act, omission or negligence of the Sublandlord, or the Sublandlord’s contractors, licensees, invitees, agents, servants or employees. This indemnification shall survive termination of this Sublease.

20.Notices. Any notice required or permitted to be given hereunder shall be in writing and may be given by certified mail, return receipt requested, personal delivery, Federal Express or other delivery service. If notice is given by certified mail, return receipt requested, notice shall be deemed given three (3) days after the notice is deposited with the U.S. Mail, postage prepaid, addressed to Subtenant or to Sublandlord at the address set forth below. If notice is given by personal delivery, Federal Express or other delivery service, notice shall be deemed given on the date the notice is actually received by Sublandlord or Subtenant. Either party may by notice to the other specify a different address for notice purposes.

    If to Sublandlord:    Agios Pharmaceuticals, Inc.
        88 Sidney Street
        Cambridge, MA 02139
        Attn: James Burns

    With a copy to:    Eckert, Seamans, Cherin & Mellott, LLC
        Two International Place, 16th Floor
        Boston, MA 02110
        Attn: Stuart A. Offner, Esq.

    If to Subtenant:    Watershed Informatics, Inc.
        1 Broadway, 14th Floor
        Cambridge, MA 02142]
        Attn: Jonathan Wang, CEO

    With a copy to:    Langer & McLaughlin, LLP
        535 Boylston Street, 3rd Floor
        Boston, MA 02116
        Attn: Watershed Informatics Matters

If Sublandlord receives any notice from Landlord which affects Subtenant or the Subleased Premises, Sublandlord shall provide Subtenant with a copy thereof.

21.Hold Over. If Subtenant holds over after the expiration of the Term or earlier termination thereof, such tenancy shall be a tenancy at sufferance, and shall not constitute a renewal hereof or an extension for any further term, and in such case Base Rent shall be payable at a monthly rate equal to 150% of Base Rent and Additional Rent applicable during the last rental period of the Term for the first two (2) months following the expiration of the Term, then at a monthly rate equal to 200% of Base Rent and Additional Rent applicable during the last rental period of the Term during any further hold over period beyond two (2) months. Such tenancy shall be subject to every other applicable term, covenant and agreement contained herein. Nothing contained in this paragraph shall be construed as consent by Sublandlord to any holding over by Subtenant, and Sublandlord expressly reserves the right to require Subtenant to surrender possession of the Subleased Premises to Landlord as provided in the Sublease and Prime Lease upon the expiration or other termination of this Sublease. If

Subtenant holds over without Sublandlord’s express written consent, and tenders payment of rent for any period beyond the expiration of the Term by way of check (whether directly to Sublandlord, its agents, or to a lock box) or wire transfer, Subtenant acknowledges and agrees that the cashing of such check or acceptance of such wire shall be considered inadvertent and not be construed as creating a month-to-month tenancy. The provisions of this paragraph shall not be deemed to limit or constitute a waiver of any other rights or remedies of Sublandlord provided herein or at law. If Subtenant fails to surrender the Subleased Premises upon the termination or expiration of this Sublease, in addition to any other liabilities to Sublandlord accruing therefrom, Subtenant shall protect, defend, indemnify and hold Sublandlord harmless from all loss, costs (including reasonable attorneys’ fees) and liability resulting from such failure, including, without limiting the generality of the foregoing, any claims made by Landlord or any succeeding tenant founded upon such failure to surrender and any lost profits to Sublandlord resulting therefrom.
22.Brokerage Commissions. Each party hereby represents and warrants to the other that it has had no dealings with any real estate broker or agent in connection with this Sublease, excepting only CBRE, which shall be paid in accordance with an existing agreement with Sublandlord, and that it knows of no other real estate broker or agent who is or might be entitled to a commission in connection with this Sublease. Each party agrees to protect, defend, indemnify and hold the other harmless from and against any and all claims inconsistent with the foregoing representations and warranties for any brokerage, finder’s or similar fee or commission in connection with this Sublease, if such claims are based on or relate to any act of the indemnifying party which is contrary to the foregoing representations and warranties.

23.Waiver of Jury Trial. THE PARTIES HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING INVOLVING THE SUBLEASED PREMISES, BUILDING OR ARISING OUT OF THIS SUBLEASE OR THE PRIME LEASE.

24.Modification. This Sublease may only be modified by written agreement signed by Sublandlord and Subtenant.

25.Counterparts. This Sublease may be executed in counterparts, each of which shall be an original and all of which, when assembled, shall constitute but one document.

26.Governing Law. The terms and provisions of this Sublease shall be governed by the laws of the Commonwealth of Massachusetts.

27.Consent. It is expressly understood and agreed that this Sublease, and the parties’ rights and obligations hereunder, are contingent upon the Landlord’s written consent of this Sublease, substantially in the form attached hereto as Exhibit D. If Landlord’s consent shall not have been obtained within thirty (30) days after the date of this Sublease, Sublandlord and Subtenant shall each have the right to terminate this Sublease as set forth in Section 2(b) above.

28.Subtenant Improvements.

a.    Subtenant shall have the right to hire a mutually approved architect, construction manager and project manager for any construction relative to the Subleased Premises (the “Subtenant Improvements”). Prior to the performance of any of the Subtenant Improvements, Subtenant shall submit to Sublandlord and Landlord for Sublandlord’s and Landlord’s prior written approval, not to be unreasonably withheld or delayed, Subtenant’s plans and specifications for the Subtenant Improvements on the Subleased Premises. Subtenant may commence its work only after: (a) receipt of Sublandlord’s and Landlord’s approval to perform the same; (b) Subtenant’s receipt of any and all required licenses, permits and approvals from any local authority or any other governmental agency or authority; and (c) delivery to Sublandlord and Landlord certificates of insurance naming the Sublandlord and Landlord as additional insured, evidencing the maintenance, by each contractor or other worker to be employed in the performance of the Subtenant Improvements, of comprehensive general liability insurance with limits in the amount of $1,000,000.00 per occurrence, property damage insurance with limits in the amount of $500,000.00 per occurrence, and workers compensation insurance to statutory limits. All insurance policies shall be issued by responsible companies qualified to conduct business in the Commonwealth of Massachusetts and such insurance policy shall provide for notification to Sublandlord and Landlord at least thirty (30) days prior to the cancellation of any such policy. Subtenant hereby agrees and further does warrant and represent to Sublandlord that the cost of performing any such work on the Subleased Premises shall be the sole obligation of Subtenant.

b.    Subject to Sublandlord’s review and approval of Subtenant’s final plans and specifications therefor, and further subject to the terms and conditions of the Prime Lease, including, without limitation, Landlord’s review and approval thereof, Sublandlord approves the conceptual design of Subtenant Improvements as set forth on Exhibit C, and addition of one (1) HVAC vent in Subtenant’s IT Room.

29.Additional Access.

a.     Subtenant shall have temporary access to the kitchen area located in the 5,388 sq. ft. area shown on Exhibit A on the first (1st) floor of the Building for the period commencing on the Commencement Date and expiring on the earlier of, (i) the date Subtenant has completed its Subtenant Improvements which shall include a café space within its own dedicated Subleased Premises, and (ii) September 30, 2023 (subject to External Causes (as defined in the Prime Lease)).

b.    Subtenant shall have access to the gym area located in the 2,868 sq. ft. area shown on Exhibit A on the first (1st) floor of the Building for a fee of $50 per user per month. The number of gym passes will be determined and agreed to between the parties on a monthly basis, and Sublandlord shall invoice Subtenant directly for the cost of all gym passes on an annual or other periodic basis.

30.Sublandlord’s Representations. Sublandlord represents and warrants to Subtenant, and covenants and agrees with Subtenant, that: (i) Sublandlord is the holder of the interest of the “Tenant” under the Prime Lease with respect to the Subleased Premises and such interest has not previously been assigned, transferred or sublet, (ii) the Prime Lease is in full force and effect, (iii) Sublandlord has no actual knowledge of any default by it under the Prime Lease and Sublandlord has not received any notices of default from Landlord which have not been cured, (iv) to Sublandlord’s knowledge, Landlord is not in default under the Prime Lease, (v) Exhibit E annexed hereto contains a true, correct and complete copy of the redacted Prime Lease, and (vi) Sublandlord shall not amend the Prime Lease in any manner that will result in a material increase of any obligation of Subtenant or material decrease of any rights of Subtenant without Subtenant’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed.

31.Parking. Subtenant shall have access to five (5) unreserved parking passes for the parking garage located at 80 Lansdowne Street, Cambridge, Massachusetts, upon the terms and conditions provided in the Prime Lease. Subtenant shall pay to Sublandlord $400.00 per month for each parking pass, or whatever the then prevailing rate charged by Landlord to Sublandlord from time to time for such parking passes.

[SIGNATURES APPEAR ON FOLLOWING PAGE.]

    IN WITNESS WHEREOF, the Sublandlord and Subtenant have each executed this Sublease effective as of the date first above written.

SUBLANDLORD:

Agios Pharmaceuticals, Inc.,
a Delaware corporation

By:    /s/ Jim Burns
Name:    Jim Burns
Title:    Chief Legal Officer

SUBTENANT:

Watershed Informatics, Inc.,
a Delaware corporation

By:    /s/ Jonathan Wang
Name:    Jonathan Wang
Title:    Chief Executive Officer

Exhibit A

Subleased Premises

**Note: The 7,407 SF area shown above represents the Subleased Premises.

Exhibit B

Existing Furniture and Equipment

IT Equipment:

Item Description	Quantity	Comment
ThinkPad USB 3.0 Ultra Dock	61	Universal USB Dock (*w/DisplayLink Drivers)
ThinkVision P24q-10 Monitor	122	2 Monitors Mounted /desk (including offices)
Logitech Wireless Keyboard/Mouse Combo	61	Logitech Combo w/Unifying USB receiver on dock

Conference/Huddle Room	Quantity	Comment	Serial#
Cisco Webex Room Kit	1	64-112 Huddle	FOC2330NS93
Cisco Webex Room Kit	1	64-117 Huddle	FOC2330NS6B
Cisco Webex Room Kit Plus	1	64-121 - Kallipolis	FOC2329P22R
Cisco Webex Room Kit	1	64-122 - Santorini	FOC2330NS9T
TV Displays	Quantity	Location	Serial #
Samsung QB49R	1	64-112 Huddle	07YTHNFM800727Z
Samsung QB49R	1	64-117 Huddle	07YTHNFM800730F
Samsung QB98R	1	64-121 - Kallipolis	08GXHNIM600335Z
Samsung QB65R	1	64-122 - Santorini	07YKHNGM900325B
Samsung QB55R	1	Door Near 64-1 lobby (Digital Signage	LH55QBREBGCXZA

Furniture:

Area	Item	Details	Quantity
Large conference room	Table	24" X 60"	8
	Chairs		17
	Benches		3

Small conference room	Table	42" X 96"	1
	Chairs	Black	5
	Chairs	Green	4

Huddle room	Table	72" Horn Shape	2
	Chairs	Orange	8

Common Area	Table	48" X 96"	1
	Table	36" round glass	1
	Chairs	White	4
	Book case	36" X 105"	1
	Stools	Blue	6

Phone booths	Phone booth	Framery	2

Single office	Task Seating		1
	Desk	Height adjustable	1
	Credenza		1
	Dual monitor arms		1
	Table	30" Round
	Side chairs		2

Double office	Task Seating		12
	Desk	Height adjustable	12
	Credenza		11
	Dual monitor arms		12

Workstations	Task Seating		46
	Desk	Height adjustable	48
	Credenza		48
	Coat cubby		48
	Dual monitor arms		48

Coat racks	Coat racks	portable	7

Wellness room	Table	7" round	1

Exhibit C

Subtenant Improvements

verify existing plumbing locations
OFFICE 105 SF
10'-1 3/4"
3'-1/2"
dishwasher next to sink; microwave, large espresso machine, toaster oven, bev.
LG. CONF. 520 SF
CAFE 1040 SF
look at sizing for island - larger?
4'-9 1/4"
resilient flooring zone
sound masking?
SM. CONFERENCE 225 SF
look at existing MEP

1 CAFE - OPTION A
1/8" = 1'-0"

other possible refrig location
7'-4 1/4"
5'-3 1/2"
OFFICE 105 SF
LG. CONF. 520 SF
CAFE 1040 SF
need full depth refrig.
SM. CONFERENCE 225 SF

2 CAFE - OPTION B
1/8" = 1'-0"

CAFE TEST FITS

04/04/2023

WATERSHED INFORMATICS
64 SIDNEY, CAMBRIDGE MA

OTJ

Exhibit D

Form of Consent to Sublease

CONSENT TO SUBLEASE
    This CONSENT TO SUBLEASE (this “Consent”) is entered into as of the 14th day of April, 2023, by and between BRE-BMR 64 SIDNEY LLC, a Delaware limited liability company (“Landlord”), as successor-in-interest to UP 64 SIDNEY STREET, LLC, a Delaware limited liability company, AGIOS PHARMACEUTICALS, INC. a Delaware corporation (“Tenant”), and WATERSHED INFORMATICS, INC. a Delaware corporation (“Subtenant”).
RECITALS
1.WHEREAS, Landlord and Tenant are parties to that certain Lease dated as of November 17, 2017, as amended by that certain First Amendment to Lease dated as of April 11, 2018, as amended by that certain Second Amendment to Lease dated as of December 14, 2018, and as amended by that certain Third Amendment to Lease dated as of April 11, 2019 (as the same may have been amended, amended and restated, supplemented or otherwise modified from time to time, the “Master Lease”), whereby Tenant leases certain premises (the “Premises”) from Landlord at 64 Sidney Street, Cambridge, Massachusetts (the “Building”); and
2.WHEREAS, Tenant has applied to Landlord for its consent to that certain Sublease dated as of April 14, 2023 (the “Sublease”), by and between Tenant and Subtenant, whereby Tenant subleases its interest in a portion of the Premises (such portion, the “Subleased Premises”) to Subtenant.
AGREEMENT
NOW, THEREFORE, Landlord hereby consents to the Sublease, subject to and upon the following terms and conditions, to each of which Tenant, Subtenant and Landlord expressly agree:
1.Nothing contained in this Consent shall either:
(a)operate as a consent to or approval by Landlord of any of the provisions of the Sublease or as a representation or warranty by Landlord, and Landlord shall not be bound or estopped in any way by the provisions of the Sublease; or
(b)be construed to modify, waive or affect any of the provisions, covenants or conditions of, or any rights or remedies of Landlord under, the Master Lease. In the case of any conflict between the provisions of this Consent and those of the Sublease, the provisions of this Consent shall prevail.
2.Each of Tenant and Subtenant expressly assumes and agrees that during the term of the Sublease, it shall perform and comply with each and every obligation of Tenant under the Master Lease; provided that, in the case of Subtenant, Subtenant shall not violate the Master Lease but shall only be obligated to perform the affirmative obligations of Tenant under the Master Lease to the extent of Subtenant’s obligations under the Sublease.
3.If Landlord is entitled to a share of any portion of the rent or other payments that Subtenant is obligated to pay to Tenant pursuant to the Sublease, Landlord hereby requests that

Tenant pay such portion to Landlord, and Tenant hereby acknowledges and agrees to pay such portion to Landlord on a timely basis.
4.Neither the Sublease nor this Consent shall release or discharge Tenant from any obligation or liability under the Master Lease, and Tenant shall remain liable and responsible for the full performance of all of the provisions, obligations, covenants and conditions set forth in the Master Lease. The acceptance of rent by Landlord from Subtenant or from any other person shall not be deemed a waiver by Landlord of any provisions of the Master Lease. Tenant and Subtenant understand and represent that by entering into the Sublease, Landlord’s rights, remedies and liabilities under the Master Lease have not in any way been modified, diminished or waived.
5.Tenant and Subtenant warrant that the copy of the Sublease attached hereto as Exhibit A represents the entire agreement between them. Subtenant further warrants that there was no compensation or consideration paid to either party as a condition of this Consent or the Sublease other than as stated herein or therein.
6.The Sublease shall be subject and subordinate at all times to the Master Lease and all of its provisions, covenants and conditions. In case of a conflict, the provisions of the Master Lease shall prevail.
7.This Consent shall not constitute consent to any subsequent assignment of the Master Lease or the Sublease or subletting of the Premises. Neither Tenant nor Subtenant shall voluntarily or by operation of law, directly or indirectly (whether by merger or otherwise), assign, pledge, hypothecate, or otherwise transfer this Consent or any of such party’s rights, interests or obligations under this Consent, in whole or in part, without the prior written consent of Landlord in its sole and absolute discretion, and any such purported assignment, pledge, hypothecation, or transfer without the prior written consent of Landlord shall be null and void.
8.In addition to and without limiting any indemnity obligations set forth in the Master Lease, Tenant agrees to reimburse, indemnify, save, defend (at Landlord’s option and with counsel reasonably acceptable to Landlord) and hold harmless Landlord and its affiliates and their respective shareholders, partners, directors, officers, employees, lenders and ground lessors and their respective successors and assigns, and Landlord’s contractors and agents (collectively with Landlord, each a “Landlord Indemnitee”) for, from and against any and all demands, claims, liabilities, losses, costs, expenses, actions, causes of action, damages, suits or judgments, and all reasonable expenses (including reasonable attorneys’ fees, charges and disbursements, regardless of whether the applicable demand, claim, action, cause of action or suit is voluntarily withdrawn or dismissed) incurred in investigating or resisting the same (collectively, “Claims”) of any kind or nature arising from Subtenant’s failure to perform or comply with any of Tenant’s or Subtenant’s obligations under the Sublease or this Consent, except to the extent directly caused by Landlord’s negligence or willful misconduct. Subtenant agrees to reimburse, indemnify, save, defend (at Landlord’s option and with counsel reasonably acceptable to Landlord) and hold harmless the Landlord Indemnitees for, from and against any and all Claims of any kind or nature arising from Tenant’s or Subtenant’s obligations under the Sublease or this Consent, except to the extent directly caused by Landlord’s negligence or willful misconduct. Tenant’s and Subtenant’s obligations under this Section shall not be affected, reduced or limited by any limitation on the amount or type of damages, compensation or benefits payable by or for Tenant or Subtenant under workers’ compensation acts, disability benefit acts, employee benefit acts or similar legislation. Tenant’s and Subtenant’s obligations under this Section shall survive the expiration or earlier termination of this Consent.
9.Subtenant shall reimburse, indemnify, save, defend (at Landlord’s option and with counsel reasonably acceptable to Landlord) and hold harmless the Landlord Indemnitees for,

from and against any and all Claims imposed upon or incurred by or asserted against a Landlord Indemnitee and directly or indirectly arising out of or in any way relating to Tenant’s or Subtenant’s obligations under the Sublease or this Consent.
10.In the event of any default by Subtenant under the Master Lease, Landlord may proceed directly against any or all of Tenant, Subtenant, any guarantors or anyone else liable under the Master Lease without first exhausting Landlord’s remedies against any other person or entity liable therefor to Landlord.
11.In the event that Tenant defaults in its obligations under the Master Lease or in the event that the Master Lease is otherwise terminated prior to its natural expiration, Landlord may, at its option and without being obligated to do so, require Subtenant to attorn to Landlord with respect to the Subleased Premises. Upon Landlord’s notice to Subtenant, (a) Subtenant shall thereafter make all payments otherwise due Tenant directly to Landlord, which payments shall be received by Landlord without any liability being incurred by Landlord, except to credit such payment against amounts due by Tenant under the Lease and (b) within ten (10) days after such notice, Subtenant shall deposit with Landlord the entire Security Deposit (as defined in the Sublease), and replenish such Security Deposit from time to time, as necessary to maintain the amount required under the Sublease. If Landlord elects to require Subtenant to so attorn, then Landlord shall undertake the obligations of Tenant under the Sublease with respect to the Subleased Premises from the time of the exercise of Landlord’s option under this Section until termination of the Sublease; provided, however, that Landlord shall not be liable for any prepaid rents or any security deposit paid by Subtenant to Tenant, nor shall Landlord be liable for any other defaults of Tenant under the Sublease.
12.Except as otherwise expressly set forth in this Consent, each party shall pay its own costs and expenses incurred in connection with this Consent and such party’s performance under this Consent, provided, that if any party commences a proceeding, demand, claim, action, cause of action or suit against another party(ies) arising out of or in connection with this Consent, then the substantially prevailing party(ies) shall be reimbursed by the other party(ies) for all reasonable costs and expenses, including reasonable attorneys’ fees and expenses, incurred by the substantially prevailing party(ies) in such proceeding, demand, claim, action, cause of action or suit, and in any appeal in connection therewith (regardless of whether the applicable proceeding, demand, claim, action, cause of action, suit or appeal is voluntarily withdrawn or dismissed).
13.Each of Tenant and Subtenant represents and warrants that it has dealt with no broker, agent or other person in connection with this transaction and that no broker, agent or other person brought about this transaction, other than CBRE, and Tenant and Subtenant agree to reimburse, indemnify, save, defend (at Landlord’s option and with counsel reasonably acceptable to Landlord) and hold harmless the Landlord Indemnitees for, from and against any Claims by this or any other broker, agent or other person claiming a commission or other form of compensation by virtue of having dealt with Tenant or Subtenant with regard to the Sublease. The provisions of this Section shall survive the expiration or earlier termination of this Consent or the Master Lease.
14.Except as otherwise stated in this Consent, any notice, consent, demand, invoice, statement or other communication required or permitted to be given under this Consent shall be in writing and shall be given by (a) personal delivery, (b) overnight delivery with a reputable international overnight delivery service, such as FedEx, or (c) facsimile or email transmission, so long as such transmission is followed within one (1) business day by delivery utilizing one of the methods described in (a) or (b). Any such notice, consent, demand, invoice, statement or other communication shall be deemed delivered (x) upon receipt, if given in accordance with subsection (a); (y) one (1) business day after deposit with a reputable international overnight delivery service, if given in accordance with subsection (b); or (z) upon transmission, if given in accordance with subsection (c). Any notice, consent, demand, invoice, statement or other communication required or permitted to be given under this Consent shall be addressed to the parties at the following addresses:
Landlord:
BRE-BMR 64 SIDNEY LLC
4570 Executive Drive, Suite 400
San Diego, California 92121
Attn: Legal Department
Facsimile: (858) 485-9843
Email: legalreview@biomedrealty.com

Tenant:

Agios Pharmaceuticals, Inc.
88 Sidney Street
Cambridge, MA 02139
Attn: James Burns

Subtenant:
Watershed Informatics, Inc.
1 Broadway, 14th Floor
Cambridge, Massachusetts 02412
Attn: Jonathan Wang, CEO
Email: jonathan@watershed.ai

Either party may, by notice to the other(s) given pursuant to this Section, specify additional or different addresses for notice purposes.
15.Where applicable in this Consent, the singular includes the plural and the masculine or neuter includes the masculine, feminine and neuter. The words “include,” “includes,” “included” and “including” mean “‘include,’ etc., without limitation.” The word “shall” is mandatory and the word “may” is permissive. Landlord, Tenant and Subtenant have each participated in the drafting and negotiation of this Consent, and the language in all parts of this Consent shall be in all cases construed as a whole according to its fair meaning and not strictly for or against either Landlord, Tenant or Subtenant.
16.Time is of the essence with respect to the performance of every provision of this Consent.
17.The terms of this Consent are intended by the parties as a final, complete and exclusive expression of their agreement with respect to the terms that are included in this Consent, and may not be contradicted or supplemented by evidence of any other prior or contemporaneous agreement. No provision of this Consent may be modified, amended or supplemented except by an agreement in writing signed by Landlord, Tenant and Subtenant.
18.Notwithstanding anything to the contrary contained in this Consent, Tenant’s and Subtenant’s obligations under this Consent are independent and shall not be conditioned upon performance by Landlord. Each provision of this Consent performable by Tenant or Subtenant shall be deemed both a covenant and a condition.
19.Any provision of this Consent that shall prove to be invalid, void or illegal shall in no way affect, impair or invalidate any other provision hereof, and all other provisions of this Consent shall remain in full force and effect and shall be interpreted as if the invalid, void or illegal provision did not exist.
20.Each of the covenants, conditions and agreements contained in this Consent shall inure to the benefit of and shall apply to and be binding upon the parties hereto and their respective heirs, legatees, devisees, executors, administrators and permitted successors and assigns. Nothing in this section shall in any way alter the provisions of this Consent restricting assignment.
21.This Consent is for the sole benefit of the parties and their respective heirs, legatees, devisees, executors, administrators and permitted successors and assigns, and nothing in this Consent shall give or be construed to give any other person or entity any legal or equitable rights.
22.This Consent shall be governed by and construed and enforced in accordance with the laws of the Massachusetts, without regard to Massachusetts’s conflict of law principles.

23.Tenant and Subtenant guaranty, warrant and represent that the individual or individuals signing this Consent have the power, authority and legal capacity to sign this Consent on behalf of and to bind all entities, corporations, partnerships, limited liability companies, joint venturers or other organizations and entities on whose behalf such individual or individuals have signed.
24.Tenant and Subtenant shall take all such actions and execute all such documents as are reasonable and necessary to implement or evidence the transactions contemplated by this Consent.
25.A facsimile, portable document format (PDF) signature or other electronic signature on this Consent shall be equivalent to, and have the same force and effect as, an original signature. This Consent may be executed in one or more counterparts, each of which, when taken together, shall constitute one and the same document.
26.No waiver of any term, covenant or condition of this Consent shall be binding unless executed in writing by the party entitled to the benefit of such term, covenant or condition. The waiver of any breach or default of any term, covenant or condition contained in this Consent shall not be deemed to be a waiver of any preceding or subsequent breach or default of such term, covenant or condition or any other term, covenant or condition of this Consent. Except as expressly provided in this Consent, the rights and remedies under this Consent are in addition to and not exclusive of any other rights, remedies, powers and privileges under this Consent or available at law, in equity or otherwise. No failure to exercise or delay in exercising any right, remedy, power or privilege shall operate as a waiver thereof, and no single or partial exercise of any right, remedy, power or privilege shall preclude the exercise of any other right, remedy, power or privilege.
27.To the extent permitted by applicable laws, the parties waive trial by jury in any action, proceeding or counterclaim brought by the other party(ies) hereto related to matters arising out of or in any way connected with this Consent or any claim of injury or damage related to this Consent.
[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, Tenant and Subtenant have affixed their respective signatures hereto as evidence of understanding of and agreement to the above, and Landlord has affixed its signature hereto to convey its consent to the Sublease.
LANDLORD:
BRE-BMR 64 SIDNEY LLC,
a Delaware limited liability company
By:
Name:
Title:

TENANT:
AGIOS PHARMACEUTICALS, INC.
a Delaware corporation
By:
Name:
Title:

SUBTENANT:
WATERSHED INFORMATICS, INC,
a Delaware corporation
By:
Name:    Jonathan Wang
Title:    CEO

EXHIBIT A
SUBLEASE
(See attached)

Exhibit E

Prime Lease

109556800.13